UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

INTEGRAL ACQUISITION CORPORATION 1

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Integral Acquisition Corporation 1

Files Definitive Proxy Statement for Stockholder Meeting Seeking Extension

Highlights:

•

Integral Acquisition Corporation 1 (NASDAQ: INTE) (the “Company”) seeks to extend the period of time it will have to consummate its initial business combination by up to 6 months from the current deadline of May 5, 2023 until November 3, 2023 (the “Extension”)

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For each month of Extension, Integral Sponsor LLC, the Company’s sponsor (the “Sponsor”), or its designees, will deposit additional funds into the trust account (the “Trust Account”) established in connection with the Company’s initial public offering (the “IPO”) in an amount equal to the lesser of (i) $0.035 per public share that is not redeemed and (ii) $105,000, up to a maximum aggregate contribution of $630,000 for the full 6-month Extension

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In order to mitigate the risk of being viewed as operating an unregistered investment company, the Company may, on or prior to the 24-month anniversary of the effective date of the registration statement relating to the IPO, instruct the trustee to liquidate the investments in the Trust Account and hold all funds in the Trust Account in an interest-bearing bank deposit account, which is currently expected to yield interest of approximately 3.5% per annum

New York, New York, April 19, 2023 (GLOBE NEWSWIRE) – Integral Acquisition Corporation 1 (“Integral 1”), a blank check company incorporated in Delaware, announced that it filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) to seek stockholder approval to, among other proposals, (1) extend the period of time the Company will have to consummate its initial business combination by up to 6 months from the current deadline of May 5, 2023 to November 3, 2023. For each month of Extension, the Sponsor, or its designees, will deposit additional funds into the Trust Account established in connection with the Company’s IPO in an amount equal to the lesser of (i) $0.035 per public share that is not redeemed and (ii) $105,000, up to a maximum aggregate contribution of $630,000 for the full 6-month Extension. Each contribution plus the amount remaining in the Trust Account is expected to be held in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds investing solely in U.S. government treasury obligations and meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended. In order to mitigate the risk of being viewed as operating an unregistered investment company, the Company may, on or prior to the 24-month anniversary of the effective date of the registration statement relating to the IPO, hold all funds in the Trust Account in an interest-bearing bank deposit account, which is currently expected to yield interest of approximately 3.5% per annum.

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax (the “Excise Tax”) on certain repurchases of stock by publicly traded U.S. domestic corporations occurring on or after January 1, 2023. The Excise Tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased. However, for purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the Excise Tax, including for repurchases that occur in the same taxable year as the liquidation of the corporation. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax. Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with the extension vote or otherwise, may be subject to the Excise Tax. Whether and to what extent we would be subject to the Excise Tax in connection with the extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the extension or otherwise, (ii) the nature and amount of any equity issuances issued within the same taxable year of any such redemptions or repurchases, and (iii) the content of regulations and other guidance from the Treasury. In addition, because the Excise Tax would be payable by us and not by the redeeming holder, the mechanics of any required payment of the Excise Tax have not been determined.

The special meeting of stockholders will be conducted via a live webcast available at https://www.cstproxy.com/integralacquisition1/2023 at 9:00 a.m. Eastern Time on May 3, 2023. The Company encourages its stockholders to vote in favor of the Extension and each other proposal described in the definitive proxy statement.

The Company’s stockholders of record at the close of business on the record date, March 24, 2023, are entitled to vote the shares of common stock owned by them at the special meeting of stockholders. Every stockholder’s vote is very important, regardless of the number of shares held, and the Company requests the prompt submission of votes.

Stockholders may vote online at https://www.cstproxy.com/integralacquisition1/2023 by following the instructions on their provided proxy card. If the shares are held in an account at a brokerage firm or bank, stockholders must instruct their respective broker or bank how to vote the shares, or the stockholders may cast their vote online at https://www.cstproxy.com/integralacquisition1/2023 by obtaining a proxy from the respective brokerage firm or bank.

About Integral Acquisition Corporation 1

Integral Acquisition Corporation 1 is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. For more information, please visit https://www.integralacquisition.com.

Additional Information and Where to Find It

The Company urges investors, stockholders and other interested persons to read the definitive proxy statement dated April 12, 2023 (the “Extension Proxy Statement”), as well as other documents filed by the Company with the SEC, because these documents contain important information about the Company and the Extension. The Extension Proxy Statement is being mailed to stockholders of the Company as of a record date of March 24, 2023. Stockholders may obtain copies of the Extension Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to the Company’s proxy solicitation agent at the following address and telephone number:

Advantage Proxy, Inc.

P.O. Box 13581

Des Moines, WA 98198

Attn: Karen Smith

Toll Free Telephone: (877) 870-8565

Main Telephone: (206) 870-8565

E-mail: ksmith@advantageproxy.com

Stockholders may also obtain these documents by requesting them from the Company via e-mail at info@integralacquisition.com.

Participants in Solicitation

The Company and its directors, executive officers and other members of their management may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposals described therein. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

No Solicitation or Offer

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Extension and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of the Company, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to numerous risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating the Company’s ability to enter into a definitive agreement with respect to a business combination, stockholder approval of the Extension, the Company’s ability to complete an initial business combination within the required time period, the anticipated benefits of a business combination, the volatility of the market price and liquidity of the Company’s securities, proposed changes in SEC rules related to special purpose acquisition companies, and other risks and uncertainties indicated from time to time in Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as filed with the SEC on March 31, 2023 under the heading “Risk Factors,” the Extension Proxy Statement under the heading “Risk Factors” and other documents the Company has filed, or to be filed, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Contact

Enrique Klix

Chief Executive Officer and Director

Integral Acquisition Corporation 1

info@integralacquisition.com